                            SCHEDULE 14A INFORMATION

                 Consent Solicitation Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Consent Solicitation
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[X]  Definitive Consent Solicitation
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240,14a-12

                            DEVELOPMENT PARTNERS III
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)
                  --------------------------------------------
                  (Name of Registrant As Specified in Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Consent Solicitation Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)      Title of each class of securities to which transaction
                  applies:
                  Units of Limited Partnership Interest ("Units")
         (2)      Aggregate number of securities to which transaction applies:
                  7,401 Units
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $2,693,033 , equal to the estimated amount of cash to be distributed to the partners upon liquidation of the Registrant
         (4)      Proposed maximum aggregate value of transaction:  $2,693,033
         (5)      Total fee paid:  $539
[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                            DEVELOPMENT PARTNERS III
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)
                                5110 Langdale Way
                        Colorado Springs, Colorado 80906
                                 (719) 527-0544

                                 March 18, 1998




Dear Limited Partner:

         We are pleased to let you know that, during the last quarter of 1997, Development Partners III (A Massachusetts Limited Partnership) (the "Partnership"), together with the other partners of Casabella Associates, implemented and completed a competitive bidding process for the disposition of Casabella in Scottsdale, Arizona, its real property investment. The competitive bidding process included the participation of a number of well-screened and fully-qualified institutional real property purchasers and resulted in Casabella Associates receiving and accepting an offer to purchase its property and executing a purchase and sale agreement (the "Purchase Agreement"). The Partnership holds a majority interest in Casabella Associates.

         The Partnership is now in a position, subject to the approval of a majority in interest of the limited partners, to dissolve and consent to the sale of Casabella. Accordingly, pursuant to the enclosed Consent Solicitation, the Partnership is seeking the consent of the limited partners to dissolve the Partnership (the "Dissolution"). The Dissolution and the principal terms of the Purchase Agreement are discussed in more detail in the Consent Solicitation under "Description of Dissolution."

         FOR THE REASONS SET FORTH IN THE ENCLOSED CONSENT SOLICITATION, THE GENERAL PARTNERS RECOMMEND THAT THE LIMITED PARTNERS CONSENT TO THE DISSOLUTION.

         Accompanying the Consent Solicitation is the Partnership's Form 10-K for the year ended December 31, 1996 and its most recent Form 10-Q for the quarter ended September 30, 1997.

         We urge you to read the enclosed document carefully and to return your signed consent as soon as possible to GP L'Auberge Communities, L.P., c/o Gemisys, 7103 South Revere Parkway, Englewood, Colorado 80112. You may also return your Consent to GP L'Auberge Communities, L.P., c/o Gemisys, via facsimile at (303) 705-6171. For your convenience a postage-paid return envelope has been included. If you have any questions about the enclosed material, please call our Investor Services line at (800) 262-7778.

                                Very truly yours,

STEPHEN B. BOYLE,                   GP L'AUBERGE COMMUNITIES, L.P.,
General Partner                     General Partner

                                    By:      L'Auberge Communities, Inc.,
                                             its general partner

                                             By:      Stephen B. Boyle,
                                                      President


                             YOUR VOTE IS IMPORTANT
                  PLEASE SIGN AND DATE THE ENCLOSED CONSENT AND
             RETURN IT IMMEDIATELY SO THAT YOUR VOTE CAN BE COUNTED.

                            DEVELOPMENT PARTNERS III
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)
                                5110 Langdale Way
                        Colorado Springs, Colorado 80906


                              CONSENT SOLICITATION


                                 March 18, 1998


                                  INTRODUCTION

         This solicitation of written consents (the "Consent Solicitation") is furnished by GP L'Auberge Communities, L.P., a California limited partnership, and Stephen B. Boyle, the general partners (the "General Partners") of Development Partners III (A Massachusetts Limited Partnership) (the "Partnership"), in connection with the Partnership's solicitation of consents from the Partnership's limited partners (the "Limited Partners") to dissolve the Partnership (the "Dissolution"). If the Dissolution is consented to by a majority in interest of the Limited Partners as described herein, the Partnership and the other partners of Casabella Associates would proceed to cause Casabella Associates to sell Casabella in Scottsdale, Arizona, as soon as is practicable, consistent with obtaining reasonable value therefor, and the Partnership's share of the net proceeds will be distributed to the Limited Partners. The Partnership holds a majority interest in Casabella Associates. As discussed below, Casabella Associates has entered into an agreement (the "Purchase Agreement") to sell Casabella to a purchaser unaffiliated with either General Partner, although there can be no assurance that such agreement will result in a consummated sale of the property. The General Partners recommend that the Limited Partners consent to the Dissolution.

         This Consent Solicitation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including those identified herein.

         This Consent Solicitation, and the enclosed consent form (the "Consent"), are first being mailed to the Limited Partners on or about March 18, 1998.

                           DESCRIPTION OF DISSOLUTION

BACKGROUND AND REASONS FOR DISSOLUTION

         The Partnership was organized in 1988 for the purpose of acquiring, operating and ultimately selling or disposing of one or more multifamily residential rental properties. The Partnership's original investment objectives contemplated that the Partnership's investments would be held for approximately five to seven years, with decisions about the timing of eventual property sales or other dispositions to be left to the General Partners' discretion based on the anticipated economic benefits of continued ownership and other factors. The national recession that extended through the early 1990s had the effect of depressing real estate values. Subsequently, the market where Casabella is located experienced an oversupply of new apartment developments. These conditions led the General Partners, on behalf of the Partnership and the other partners of Casabella Associates, to conclude that it was advisable for Casabella Associates to hold Casabella longer than initially anticipated.

         Instead of selling Casabella during the downturn in its market, Casabella Associates continued to hold and operate the property. As improvement in the market became apparent, the General Partners began to prepare the property for sale and to devise and implement a disposition strategy. The proposed

Dissolution and sales transaction is the final step in the disposition process. After considering various alternatives for marketing Casabella, the General Partners determined that, given the quality of the property, the most advantageous offers were likely to be obtained by approaching a reasonable number of well-qualified institutional real estate purchasers in a competitive bidding process. Accordingly, with the assistance of a licensed real estate broker unaffiliated with any General Partner of the Partnership (the "Unaffiliated Broker"), approximately 15 institutional real estate purchasers representing a broad cross-section of the institutional real estate capital market were approached. As a result of the competitive bidding process, Casabella Associates received multiple offers to purchase Casabella. In order to maximize the sales price, the General Partners permitted each offeror the opportunity to increase its offer. From the resubmitted offers, the General Partners selected the highest and best offer and executed the Purchase Agreement, subject to the consent of the Limited Partners to the Dissolution. Certain of the principal terms of the Purchase Agreements are discussed in this Consent Solicitation under "Description of Dissolution -- Liquidation Strategy; Pending Sale."

         A sale of Casabella at this time will enable the Partnership to take advantage of the improved local economy of Phoenix and Scottsdale. The General Partners have reviewed comparable sales and have determined that the accepted offer for Casabella is fair and reasonable. Moreover, the General Partners believe that the terms of the proposed sale of Casabella described herein are advantageous to the Partnership because of the price, the purchase of the property for all cash without a financing contingency and the strength and reliability of the purchaser.

         For the foregoing reasons, the General Partners believe that it is in the best interests of the Partnership and the Limited Partners to dissolve and wind up the Partnership and for Casabella Associates to seek to sell and liquidate Casabella at this time rather than to continue to hold and operate the property for later sale.

EFFECTS OF THE DISSOLUTION

         Under the Massachusetts Revised Uniform Limited Partnership Act, a limited partnership may be dissolved at the time or upon the happening of events specified in its partnership agreement. The Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") provides that the Partnership shall be dissolved upon the vote or written consent of a majority in interest of the Limited Partners. Under the terms of the Partnership Agreement and applicable law, upon dissolution of the Partnership the General Partners are to take full account of the Partnership's assets and liabilities, liquidate the Partnership's remaining assets and apply and distribute the liquidation proceeds in the order specified in the Partnership Agreement. See "Liquidation and Winding Up" below. During the winding up process, the Partnership's legal existence would continue solely for purposes relating to the liquidation and winding up and the Limited Partners would continue to have the voting and economic rights provided in the Partnership Agreement.

         Neither the Partnership Agreement nor Massachusetts law provides for a specified period of time for completing the liquidation and winding up of the Partnership. If the Dissolution is consented to by a majority in interest of the Limited Partners, the General Partners would be authorized and directed to settle and close the Partnership's business and dispose of and convey the Partnership's property as soon as practicable, consistent with obtaining reasonable value for the property. In the event that the sale of Casabella pursuant to the Purchase Agreement is not consummated (see "Liquidation Strategy; Pending Sale" below), the General Partners would continue to have broad discretion to manage the business and affairs of the Partnership and the winding up process and to determine the timing, terms and conditions of the sale of property and other dispositions. Upon the dissolution and completion of the winding up process, the Partnership will file a certificate of cancellation with the Massachusetts Office of the Secretary of State and will be terminated. There are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Dissolution.

LIQUIDATION STRATEGY; PENDING SALE

         The following table sets forth certain information regarding Casabella and the Purchase Agreement.

                                             Projected                  Purchase Agreement
                                              Mortgage        -------------------------------------
Property Name and            Number of    Indebtedness at      Purchase                     Closing
    Location                  Units          6/01/98            Price       Purchaser       Date(1)
-----------------            ---------    ---------------    -----------    -----------     -------
Casabella,                      154          $6,713,465      $11,700,000    JPR Capital        (3)
Scottsdale, AZ(2)                                                           LLC

---------------------

(1) Subject to the consent of the Limited Partners to the Dissolution proposed herein.

(2) The Partnership holds an approximate 54% interest in Casabella Associates, a general partnership which holds fee simple title to the property. The Partnership's partners in Casabella Associates are two public limited partnerships of which the General Partners or their affiliates are the general partners. Accordingly, the sale of Casabella is also conditioned upon the consent of the limited partners of the affiliated partnerships to the dissolution of such partnerships. Casabella Associates' former joint venture partner in the joint venture which previously held title to the property retained an economic interest in the property's cash flow and sales proceeds under certain circumstances. The former joint venture partner will not be entitled to receive any portion of the proceeds of the sale of Casabella.

(3) Approximately 90 days after the Limited Partner consents described in note (2) above are received, but not later than June 15, 1998.

         The Purchase Agreement provides that the purchaser has a period of 45 days to conduct its "due diligence" review of the property. This review includes, but is not limited to, a physical inspection and examination of title and environmental matters. During the due diligence period, the purchaser has the customary right to withdraw its offer for any reason. Because the sale of Casabella is subject to the purchaser's due diligence review of the property, there can be no assurance that the proposed sale described above will actually occur. Alternatively, as is customary in similar real estate transactions, if, during the due diligence period, the purchaser identifies conditions which are unacceptable to it, the purchaser may seek a purchase price adjustment, which the General Partners would consider and negotiate as they deem appropriate. The Purchase Agreement provides that in the event that the purchaser defaults by failing to close following the end of the due diligence period, Casabella Associates will be entitled to retain the purchaser's deposit as liquidated damages.

         Assuming, for purposes of illustration, that Casabella were sold for a purchase price of $11,700,000 (the purchase price under the Purchase Agreement), the General Partners believe that, after (i) repayment of mortgage indebtedness in the amount of approximately $6,713,465, (ii) deducting estimated fees and expenses of the sales, which currently are anticipated to total approximately $159,400, including a real estate brokerage commission payable to the Unaffiliated Broker in an amount equal to 1.25% of the sales price of the property, (iii) giving effect to the interests of the other partners in Casabella Associates, and (iv) including the Partnerships' estimated cash balance of $125,000, approximately $2,693,033 (the "Dissolution Proceeds") would be available to the Partnership.

         The Dissolution Proceeds, less a $185,000 wind-up reserve which the General Partners intend to establish to cover various expenses of winding up and liquidating the Partnership, would be distributed to the Limited Partners as promptly as possible following the sale of Casabella. Assuming Dissolution Proceeds of $2,693,033 , for each $500 invested in the Partnership, the Limited Partners would receive out of the Dissolution Proceeds approximately $339 (the "Distribution Per Unit"). When added together with the $68.25 per Unit that has been distributed from operations, Limited Partners will have received aggregate distributions of approximately $407 per $500 Unit over the term of the investment.1 In addition, upon final winding up of the Partnership, any unexpended funds in the wind-up reserve will be distributed to the Limited Partners.

         The foregoing estimates are presented for the Limited Partners' reference only and should not be relied upon in determining whether to consent to the Dissolution. The estimates assume that sale of Casabella is consummated pursuant to the terms of the Purchase Agreement. There can be no assurance that such sale will occur. If the proposed sale does not occur, the General Partners would seek a substitute purchaser, although there can be no assurance as to when such a purchaser would be located or the terms on which such purchaser would agree to purchase the property. The Limited Partners would have no right to approve the terms of any substituted sale. The estimates do not give effect to the operating expenses or net income or net loss of the Partnership for any period prior to the time the property is sold, which could affect the amount of Dissolution Proceeds available for distribution. Additionally, the estimates do not give effect to customary closing adjustments, credits and prorations, the amounts of which are not known at this time. For these reasons, the actual proceeds to be received by the Limited Partners may vary materially from the Distribution Per Unit, and therefore possibly be substantially less.

         The timing of the Limited Partners' receipt of any Dissolution Proceeds will depend on when a sale or other disposition of Casabella can be completed. If Casabella is sold pursuant to the terms of the Purchase Agreement, the General Partners expect that the sale will be consummated during the second quarter of 1998. The General Partners will endeavor to distribute funds as expeditiously as possible after the sale.

LIQUIDATION AND WINDING UP

         Pursuant to the Partnership Agreement, if the Dissolution is consented to by a majority in interest of the Limited Partners, the General Partners are to take full account of the Partnership's assets and liabilities, liquidate the Partnership's assets and discharge or make adequate provision for the liabilities of the Partnership in the following order:

         (a)      First, to creditors, in the order of priority provided by law;

         (b) Second, to the setting up of any reserve for contingencies which the General Partners may consider necessary; and

         (c) After all such liabilities have been either discharged or adequately provided for, to the partners, in accordance with Section 10 of the Partnership Agreement.

         It is not anticipated that the General Partners will receive any of the proceeds from the Dissolution. The General Partners are not aware of any liabilities or obligations of the Partnership, contingent or otherwise, except as set forth on the Partnership's balance sheet included as part of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (a copy of which accompanies this Consent Solicitation and is incorporated herein by reference) and liabilities and obligations incurred since September 30, 1997 in the ordinary course of the Partnership's business.

                             CERTAIN CONSIDERATIONS

         The General Partners cannot predict when Casabella will actually be sold or disposed of, or when the eventual liquidation will occur, nor can the General Partners estimate with certainty the amount of Dissolution Proceeds that will be available to distribute to the Limited Partners upon the sale or other disposition of Casabella and completion of the liquidation. Moreover, there can be no assurance that

--------
1 Exhibit A attached to this Consent Solicitation sets forth certain information regarding Partnership distributions on a quarterly basis for the past three years and in the aggregate since inception.

Casabella will be sold or disposed of at a price equal to the purchase price contained in the Purchase Agreement described herein or that its value will not increase after it is sold or disposed of by Casabella Associates.

         In considering whether to approve the Dissolution, the Limited Partners should bear in mind that the General Partners have broad discretion to manage the business and affairs of the Partnership. If the Dissolution is not approved, the General Partners intend to continue to manage the Partnership and its investment in Casabella Associates substantially as they are currently being managed and to continue to entertain and consider indications of interest from third parties to acquire Casabella. There can be no assurance that the Dissolution will result in greater returns to the Limited Partners than a continuation of the Partnership and eventual sale or disposition of Casabella at a later time.

         Although no agreements or understandings currently exist, because of the General Partners long-standing experience with Casabella, the property management affiliate of the General Partners may be considered among other independent property management companies, to manage Casabella following its sale. If the Limited Partners consent to the Dissolution, they also will be deemed to have consented to any transaction that may be undertaken to accomplish the liquidation and winding up of the Partnership and will not be entitled to approve or disapprove of any such transaction, including transactions which may involve the General Partners' management affiliates continuing as property manager.

         Neither Massachusetts law nor the Partnership Agreement provides the Limited Partners with any dissenter's rights, or the right to seek an independent appraisal of the value of the Partnership or its assets. Thus, the Limited Partners will be bound to accept the consideration upon the sale of the Partnership's properties if the Dissolution is consented to by the Limited Partners.

                     RECOMMENDATION OF THE GENERAL PARTNERS

         THE GENERAL PARTNERS BELIEVE THAT THE DISSOLUTION IS IN THE BEST INTERESTS OF THE LIMITED PARTNERS AND RECOMMEND THAT THE LIMITED PARTNERS VOTE "FOR" AND CONSENT TO THE DISSOLUTION.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         If a majority of the Limited Partners consent to the Dissolution, the General Partners intend to cause Casabella Associates to sell Casabella (assuming the consent of the limited partners of the other partnerships which are partners of Casabella Associates is obtained) and, after payment of certain expenses and priority items as described above under "Description of Dissolution -- Liquidation and Winding Up," distribute the Partnership's share of the proceeds of such sale to the Partners in liquidation of the Partnership. Such a sale and distribution will result in certain federal income tax consequences to a Limited Partner as described below. Section references below are to the Internal Revenue Code of 1986, as amended (the "Code").

IN GENERAL

         As a partnership for federal income tax purposes, the Partnership is not subject to federal income tax as a separate taxable entity. Instead, each Partner is required to report on its own federal income tax return such Partner's distributive share of the Partnership's items of income, gain, loss, deduction and credit, including the Partnership's distributive share of any gain or loss recognized by Casabella Associates on the sale of Casabella. Accordingly, a Limited Partner may be subject to tax on such Limited Partner's distributive share of Partnership income irrespective of whether such Limited Partner receives any cash distribution from the Partnership. A Limited Partner's adjusted basis in its Units is increased by such Limited Partner's distributive share of income and gain of the Partnership for each taxable year, is reduced by its distributive share of loss for such taxable year and is reduced by the amount of any actual or deemed distributions made to such Limited Partner during such year. A reduction in a Limited Partner's allocable share of Partnership liabilities (Partnership liabilities include the Partnership's allocable share of liabilities of Casabella Associates) that were included in such Limited Partner's adjusted basis in its Units (e.g., as a result of the repayment of a nonrecourse mortgage secured by Casabella) is treated as a deemed distribution of cash for this purpose.

GAIN OR LOSS ON SALE OF CASABELLA

         The Partnership expects to realize a gain of approximately $1,179,715, of which approximately $1,128,764, or $152.52 per Unit, will be allocated to the Limited Partners, in connection with a sale of Casabella by Casabella Associates pursuant to the Purchase Agreement. Under Section 702(a)(3) of the Code, the Partnership is required to separately state, and each Partner is required to account separately for, such Partner's distributive share of any Section 1245 gain (depreciation recapture), Section 1231 gain or loss and net taxable income or loss from Partnership operations for any taxable year in which Partnership property is sold. Section 1231 gain or loss is gain or loss (apart from depreciation recapture, if any) resulting from the sale or exchange of "Section 1231 property," which is defined generally as depreciable property used in the trade or business and held for more than one year and real property used in the trade or business and held for more than one year which is not inventory or other property held for sale to customers in the ordinary course of the trade or business.

         Except for gain attributable to depreciation recapture under Section 1245 of the Code, any gain or loss on the sale of Casabella is expected to be
Section 1231 gain or loss. To the extent that for any taxable year Section 1231 loss exceeds Section 1231 gain, such net Section 1231 loss will be treated as an ordinary loss, subject to any applicable passive activity loss limitations under Code Section 465. Passive activity losses generally can only offset passive activity income; however, upon completion of the liquidation of the Partnership, a Limited Partner's share of passive activity losses of the Partnership, including suspended passive activity losses, may be utilized in the taxable year in which such liquidation occurs to offset non-passive income from other sources.

         To the extent that for any taxable year Section 1231 gain exceeds
Section 1231 loss, such net Section 1231 gain will be treated as long-term capital gain. However, Section 1231 gain will be treated as ordinary income to the extent of prior Section 1231 losses from any source that were treated as ordinary in any of the previous five years.

         A Limited Partner will also realize gain or loss on the final liquidation of the Partnership pursuant to the Dissolution to the extent that the amount of any actual or deemed distribution to such Limited Partner differs from such Limited Partner's adjusted basis for its Units. Any such loss (or gain) will be long-term or short-term capital loss (or gain), depending on the holding period of its Units. It is anticipated that a Limited Partner who acquired its Units in the public offering will realize a capital loss of approximately $73.11 per Unit in connection with the liquidation of the Partnership.

CAPITAL GAINS AND LOSSES

         Individuals, trusts and estates are generally subject to tax on net long-term capital gain with respect to property held for more than 18 months at a maximum rate of 20% (28% in the case of property held for more than one year but not more than 18 months), except that long-term capital gain from the sale of real property that would otherwise qualify for the 20% maximum rate will instead be subject to a 25% maximum rate to the extent of prior depreciation deductions allowed with respect to such real property. Capital losses generally may be utilized in any taxable year only to the extent of capital gains plus, in the case of a non-corporate taxpayer, up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Unused capital losses may be carried forward and utilized in subsequent years subject to the same limitations.

         THE FOREGOING IS A SUMMARY ONLY, AND SPECIAL CONSIDERATIONS MAY BE APPLICABLE TO PARTICULAR TYPES OF LIMITED PARTNERS. EACH LIMITED PARTNER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE DISSOLUTION, UNDER THE FEDERAL INCOME TAX LAWS, AS WELL APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS NOT DISCUSSED HEREIN.

                    CONSENT REQUIREMENTS AND WRITTEN CONSENTS

RECORD DATE

         The General Partners have fixed 5:00 P.M. Central Time on March 12, 1998, as the record date (the "Record Date") for determining the Limited Partners entitled to notice of and to act on the Dissolution. As of the close of business on the Record Date, the General Partners anticipate that there will be approximately 315 Limited Partners of record.

COMPLETION OF CONSENTS; DEADLINE FOR CONSENTING

         A form of written consent (the "Consent") accompanies this Consent Solicitation. EACH LIMITED PARTNER IS URGED TO COMPLETE, SIGN, DATE AND RETURN THE CONSENT BY NOT LATER THAN APRIL 15, 1998 (THE "CONSENT DEADLINE"). This date may be extended from time to time by the General Partners in its discretion until not later than June 1, 1998, subject to applicable requirements to update this Consent Solicitation.

         A postage-paid, pre-addressed envelope has been provided for the Limited Partners' convenience in returning Consents. Completed Consents should be returned as soon as possible to GP L'Auberge Communities, L.P., c/o Gemisys, 7103 South Revere Parkway, Englewood, Colorado 80112. Limited Partners may also return their Consents to GP L'Auberge Communities, L.P., c/o Gemisys, via facsimile at (303) 705-6171; Attention: Development Partners III. Consents may be marked either "FOR," "AGAINST," or "ABSTAIN" with respect to the Dissolution. If a Limited Partner fails to return a Consent, or returns a Consent marked "ABSTAIN," it will have the same effect as a disapproval of the Dissolution. If a Consent is returned signed, but not marked "AGAINST" or "ABSTAIN," the Limited Partner will be deemed to have consented to the Dissolution. THE GENERAL PARTNERS RECOMMEND THAT THE LIMITED PARTNERS VOTE "FOR" AND CONSENT TO THE DISSOLUTION.

APPROVAL OF DISSOLUTION

         The Dissolution will be approved if consented to by the Consent Deadline by a majority in interest of the Limited Partners as determined based upon the total number of Units outstanding. Each Unit is entitled to one vote. Accordingly, the Dissolution requires the approval of Limited Partners holding of record not less than 3,701 of the total 7,401 Units outstanding.

REVOCATION OF CONSENTS

         A Consent may be revoked by a Limited Partner by delivery to the General Partners of a subsequent writing revoking the Consent. The writing must bear a later date than the previously executed Consent and must be signed by the Limited Partner. To be effective, any such revocation must be received by Gemisys Corporation or the General Partners, as described above, on or before the Consent Deadline or such earlier date as of which the Dissolution shall have been consented to by the requisite number of Limited Partners.

EXPENSES OF SOLICITATION

         The Partnership will bear all expenses of the solicitation of Consents, whether or not the Dissolution is approved. After this Consent Solicitation is mailed to the Limited Partners, Consents may be solicited by means of the mails, facsimile transmissions, telephone or telegraph by the General Partners and their respective regular employees and affiliates, none of whom will receive any special or additional compensation for their services. The Partnership has retained Gemisys Corporation, an independent firm, to aid in the solicitation of Consents. The cost to the Partnership of doing so is currently estimated to be $1,500. The Partnership will also be required to reimburse Gemisys Corporation for its mailing services, postage, printing and similar pass-through costs.

         The General Partners will request brokers, nominees and other fiduciaries and custodians who hold Units in their names to furnish this Consent Solicitation and any accompanying materials to the beneficial owners of such Units.

         IF YOU ARE A LIMITED PARTNER ON THE RECORD DATE, YOU ARE RESPECTFULLY REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING CONSENT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE, BUT IN ANY EVENT PRIOR TO THE CONSENT DEADLINE.

               INTEREST OF THE GENERAL PARTNERS IN THE DISSOLUTION

         Neither the General Partners nor any affiliate of a General Partner will be entitled to receive any distribution, real estate brokerage or other fee or compensation upon disposition of the Partnership's properties.

                         POTENTIAL CONFLICT OF INTEREST

         The General Partners believe that neither they nor any of their affiliates have any conflict of interest with the Limited Partners regarding the recommendation to approve the Dissolution. In fact, if the Dissolution is not approved, the General Partners would continue to receive 10% of all distributions of net cash from operations and the General Partners' property management affiliate would be entitled to continue to earn property management fees for its services in managing Casabella.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         According to information available from the Partnership's transfer agent and public records, as of the date of the Record Date, no person or entity owned beneficially 5% or more of the outstanding Units. The Partnership has not issued any options, warrants or other rights to purchase securities of the Partnership, nor has either General Partner loaned money to the Partnership.

         As of the Record Date, neither of the General Partners nor any director or officer of L'Auberge owned beneficially any Units.

                                   MANAGEMENT

         The Partnership is a limited partnership and, as such, has no executive officers or directors. The General Partners of the Partnership are Stephen B, Boyle and GP L'Auberge Communities, L.P., a California limited partnership, of which L'Auberge Communities Inc. (formerly known as Berry and Boyle Inc.) ("L'Auberge") is the general partner.

STEPHEN B. BOYLE

         Stephen B. Boyle, age 57, is President, Executive Officer and Director of L'Auberge and a general partner and co-founder of LP L'Auberge Communities, a California limited partnership (formerly Berry and Boyle), a limited partnership formed in 1983 to provide funds to various affiliated general partners of real estate limited partnerships, one of which is GP L'Auberge Communities, L.P.

GP L'AUBERGE COMMUNITIES, L.P.

         GP L'Auberge Communities, L.P. was formed in 1983 for the purpose of acting as a general partner in partnerships formed to invest directly or indirectly in real property. L'Auberge is the sole general partner of GP L'Auberge Communities, L.P. The following sets forth certain biographical information with respect to the executive officers and directors of L'Auberge. There are no familial relationships between or among any officer or director and any other officer or director.

                     Name                                         Position
          --------------------        ----------------------------------------------------
          Stephen B. Boyle            President, Executive Officer and Director
          Earl C. Robertson           Executive Vice President and Chief Financial Officer
          Donna Popke                 Vice President and Secretary

         Earl C. Robertson, age 50, has been Executive Vice President of L'Auberge since April 1995 and its Chief Financial Officer since May 1996. Mr. Robertson joined L'Auberge in April 1995 as Executive Vice President. Prior to joining L'Auberge, Mr. Robertson had over 20 years experience as a senior development officer, partner and consultant in several prominent real estate development companies, including Potomac Investment Associates, a developer of planned golf course communities nationwide, where he was employed from 1989 to June 1993. He also served as a consultant to Potomac Sports Properties from July 1993 to April 1995. Mr. Robertson was also a key member of the management team that developed the nationally acclaimed Inn at the Market in Seattle.

         Donna Popke, age 37, has been Vice President of L'Auberge since November 1995. Ms. Popke joined L'Auberge in June 1994 as Accounting Manager. Prior to joining L'Auberge, Ms. Popke was Accounting Manager for David R. Sellon & Company, a Colorado Springs land development company, from August 1989 to June 1994 and for Intermec of the Rockies from September 1985 to July 1989.

                 TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

         The General Partners know of no termination or change-in-control arrangement affecting the Partnership, except as contemplated by the Partnership Agreement. The Partnership Agreement provides generally that the bankruptcy or dissolution of a General Partner will cause a dissolution of the Partnership unless there is a remaining general partner that elects to continue the business of the Partnership. In the event there is no remaining general partner, the Partnership may nonetheless be continued by vote of a majority in interest of the Limited Partners. The Partnership Agreement also permits the General Partners to withdraw from the Partnership subject to certain conditions. In such event, the withdrawing General Partner is obligated to resell its interest in the Partnership to the Partnership.

                             ADDITIONAL INFORMATION

         This Consent Solicitation is accompanied by copies of the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as filed with the Securities and Exchange Commission. The information in these reports is incorporated herein by reference. The exhibits to such reports are not included with this Consent Solicitation, but are available without charge to any person entitled to receive this Consent Solicitation, upon written request, from the General Partners, 5110 Langdale Way, Colorado Springs, Colorado 80906,
Attention: Development Partners III. A requested exhibit will be furnished by first-class mail, or other equally prompt means, within one business day of such request.


STEPHEN B. BOYLE,                   GP L'AUBERGE COMMUNITIES, L.P.,
General Partner                     General Partner

                                    By:      L'Auberge Communities, Inc.,
                                             its general partner

                                             By:      Stephen B. Boyle,
                                                      President

                                    EXHIBIT A

                        DISTRIBUTIONS TO LIMITED PARTNERS

         Following is a summary of distributions to the Limited Partners of net cash from operations for the periods shown. The Partnership has made no distributions from any other source.


      Quarter Ended                Per $500 Unit             Aggregate Amount
      -------------                -------------             ----------------
March 31, 1995                         $4.50                        $33,305
June 30, 1995                          $4.50                        $33,305
September 30, 1995                     $4.50                        $33,305
December 31, 1995                      $4.50                        $33,305

March 31, 1996                         $4.50                        $33,305
June 30, 1996                          $4.50                        $33,305
September 30, 1996                     $4.50                        $33,305
December 31, 1996                      $4.50                        $33,305

March 31, 1997                            --                             --
June 30, 1997                             --                             --
September 30, 1997                        --                             --
December 31, 1997                         --                             --

Since Inception                       $68.25                       $505,118

-----
(1) The amounts set forth above representing Per $500 Unit distributions may vary slightly among Limited Partners depending on a Limited Partner's date of admission to the Partnership. Distributions for the first four quarters following the initial admission of Limited Partners were prorated based on a Limited Partner's date of admission to the Partnership. The amount set forth for the calculation of total Per $500 Unit distributions since inception is based on average distributions for those first four quarters.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 10-K

           [ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the Fiscal Year Ended December 31, 1996

                                       OR

          [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

      For the transition period from __________________ to ________________

                           Commission File No. 0-18531

                            Development Partners III
                      (A Massachusetts Limited Partnership)

             (Exact name of registrant as specified in its charter)

                       Massachusetts                 04-3017036

             (State or other jurisdiction            (I.R.S. Employer
             of incorporation or organization)      Identification No.)

                  5110 Langdale Way, Colorado Springs, CO 80906

               (Address of principal executive offices) (Zip Code)

                                 (719) 527-0544

              (Registrant's telephone number, including area code)

        Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Units of Limited
 Partnership Interests

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 and 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X_ No ___

 Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this
                                Form 10-K. [ X ]

    Aggregate market value of voting securities held by non-affiliates: Not applicable, since securities are not actively traded on any exchange.

                   Documents incorporated by reference: None

                   The Exhibit Index is located on page ____

                                     PART I

ITEM 1.           BUSINESS

This form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including those identified herein.

Development Partners III (A Massachusetts Limited Partnership) (the "Partnership"), formerly Berry and Boyle Development Partners III, was formed on July 11, 1988. The General Partners are Stephen B. Boyle and GP L'Auberge Communities, L.P., a California Limited Partnership, formerly Berry and Boyle Management.

On January 13, 1989, the Partnership commenced an offering of $30,000,000 of Units of Limited Partnership Interests at $500 each. The initial closing took place on December 28, 1989, upon the filing of an amended and restated partnership agreement (the "Partnership Agreement"), at which time investors acquiring 3,048 Units totaling $1,524,000 were admitted to the Partnership. The Partnership continued to admit subscribers monthly thereafter until December 27, 1991, its last closing date. The Partnership terminated the offering on January 13, 1992 having admitted 289 investors acquiring 7,401 Units totaling $3,700,500. Of this amount $3,145,425 was available for investment, including related fees and expenses, and working capital reserves, after deducting organization and offering costs. To the extent such available funds have not been expended for the purchase of properties (see Item 2 below) and related fees and expenses, the Partnership has invested such funds in money market funds or other highly liquid short-term investments.

On May 14, 1996, the Partnership and certain affiliates consummated an agreement with Evans Withycombe Management, Inc. and certain of its affiliates ("EWI"), a Phoenix based residential development, construction and management firm and developer of the property known as Casabella, which separated the interests of EWI and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of Casabella. In consideration of a payment by the Partnership, Development Partners (A Massachusetts Limited Partnership) ("DPI"), and Development Partners II (A Massachusetts Limited Partnership) ("DPII"), to EWI totaling $109,741 ($38,345 of which was the partnership's portion) and the delivery of certain mutual releases, EWI (i) relinquished its contract to manage Casabella and its option to exercise its rights to first refusal with regard to the sale of the property and (ii) assigned all of its interest in the Casabella Joint Venture to the Partnership, DPI and DPII (while preserving the economic interest of the venture in these Joint Ventures), which resulting in the dissolution of the Casabella Joint Venture. EWI may share in the cash flow distributions or proceeds for sale if certain performance levels are met.

The primary business of the Partnership is to invest in, operate, and ultimately dispose of a 154-unit residential property known as Casabella through its joint venture interest. The Partnership's acquisition is described below in Item 2. Properties as well as in Note 5 of the Notes to Consolidated Financial Statements included in this report and incorporated herein by reference thereto.

The Partnership expects to sell Casabella at some future time, taking into consideration such factors as the price to be realized, the possible risks of continued ownership and the anticipated advantages to be gained for the partners. Proceeds from the sale, financing or refinancing of Casabella will not be reinvested by the Partnership, but will be distributed to the partners, so that the Partnership will, in effect, be self-liquidating.

The success of the Partnership will depend upon factors which are difficult to predict and many of which are beyond the control of the Partnership. Such factors include, among other things, general economic and real estate market conditions, both on a national basis and in the area where the Partnership's investment is located, competitive factors, the availability and cost of borrowed funds, real estate tax rates, federal and state income tax laws, operating expenses (including maintenance and insurance), energy costs, government regulations, and potential liability under and changes in environmental and other laws, as well as the successful management of the property.

On-site management of Casabella, is currently provided by an affiliate of the General Partner. The terms of such property management services between the Partnership and the property manager are embodied in a written management agreement. The property manager receives management fees which are competitive with those obtainable in arm's-length negotiations with independent parties providing comparable services in the locality in which the property is located. Such fees will not exceed 4% of the gross revenues from the property. It is the responsibility of the General Partners to select or approve the property manager and to supervise its performance. The property manager is responsible for on-site operations and maintenance, generation and collection of rental income, and payment of operating expenses.

The difference between rental income and expenses related to operations, including items such as local taxes and assessments, utilities, insurance premiums, maintenance, repairs and improvements (and reserves therefor), bookkeeping and payroll expenses, legal and accounting fees, property management fees and other expenses incurred, will constitute the property's operating cash flow. The Partnership's internal administrative expenses will be paid out of the Partnership's share of such cash flow from the property and from interest income which the Partnership earns on its short-term investments.

The Partnership's investment in real estate is also subject to certain additional risks including, but not limited to, (i) competition from existing and future projects held by other owners in the area of the Partnership's property, (ii) possible reduction in rental income due to an inability to maintain high occupancy levels, (iii) adverse changes in mortgage interest rates, (iv) possible adverse changes in general economic conditions and adverse local conditions, such as competitive overbuilding, or a decrease in employment or adverse changes in real estate zoning laws, (v) the possible future adoption of rent control legislation which would not permit the full amount of increased costs to be passed on to tenants in the form of rent increases, and (vi) other circumstances over which the Partnership may have little or no control.

The Partnership's investment is also subject to competition from similar types of properties in the locality in which the Partnership's real property investment is located, and the Partnership will compete with other real property owners and developers in the rental, lease and sale of such property. Furthermore, the General Partners of the Partnership are affiliated with other partnerships owning similar properties in the vicinity in which the Partnership's property is located. In addition, other limited partnerships may be formed by affiliates of the General Partners which could compete with the Partnership.

The Partnership considers itself to be engaged in only one industry segment, real estate investment.


ITEM 2.           PROPERTIES

On September 28, 1990, the Partnership purchased an approximate 53% interest in Casabella Associates ("Associates"), a general partnership consisting of the Partnership and two other affiliated partnerships. Under the terms of the purchase, the Partnership contributed $2,500,000 to Associates. Associates owns and operates a 154-unit multifamily rental property located in Scottsdale, Arizona, known as Casabella. The ownership was formerly structured as a Joint Venture of which Associates owned a majority interest. With regard to the termination of the Casabella Joint Venture see Note 5 of Notes to Consolidated Financial Statements.

Associates has been designated as the managing joint venture partner of Casabella and will control all decisions regarding the operation and sale of the property. In addition to its $2,500,000 contribution to Associates, the Partnership incurred $280,930 of acquisition expenses as of December 31, 1996.

As of February 28, 1997, the property was 99% occupied, compared to 98% approximately one year ago. At December 31, 1996 and 1995, the market rents for the various unit types were as follows:

       Unit Type                                           1996             1995
----------------------------------------------           ------           ------
One bedroom two bath w/den ...................           $  820           $  820
Two bedroom two bath .........................              950              943
Two bedroom two bath w/den ...................            1,185            1,170

ITEM 3.           LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Partnership or the joint venture in which it owns an interest is a party, or of which the property is the subject.

ITEM 4.           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of security holders during the fourth quarter of 1996.

                                    PART II

ITEM 5.           MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
                  SHAREHOLDER MATTERS

The transfer of Units is subject to certain limitations contained in the Partnership Agreement. There is no public market for the Units and it is not anticipated that any such public market will develop.

The number of holders of Units as of December 31, 1996 was 317.

Distributions will be made to the Partners on a quarterly basis based upon Net Cash from Operations, as calculated under Section 10 of the Partnership Agreement. Total cash distributions to the Limited Partners for 1996 and 1995 were paid as follows:

Quarter Ended                                  Payment Date               Amount
--------------------------------------         -----------------         -------
March 31, 1995 .......................         May 15, 1995              $33,305
June 30, 1995 ........................         August 15, 1995           $33,305
September 30, 1995 ...................         November 15, 1995         $33,305
December 31, 1995 ....................         February 15, 1996         $33,305
March 31, 1996 .......................         May 15, 1996              $33,305
June 30, 1996 ........................         August 15, 1996           $33,305
September 30, 1996 ...................         November 15, 1996         $33,305
December 31, 1996 ....................         February 28, 1997         $33,305

ITEM 6.           SELECTED FINANCIAL DATA

The following selected financial data of the Partnership and consolidated subsidiaries has been derived from consolidated financial statements audited by Coopers & Lybrand, LLP, whose reports for the periods ended December 31, 1996, 1995 and 1994 are included elsewhere in the Form 10K and should be read in conjunction with the full consolidated financial statements of the Partnership including the Notes thereto.

                                                                              Year Ended
                                               -------------------------------------------------------------------------
                                                    12/31/96       12/31/95       12/31/94      12/31/93       12/31/92
Rental income                                     $1,361,622     $1,579,782     $1,544,449    $1,462,062     $1,370,005
Net loss                                          ($229,558)      ($27,479)      ($25,059)     ($52,046)     ($142,453)

Net loss allocated to Partners:
   Limited Partners - Per Unit
      Aggregate 7,401 Units                         ($30.71)        ($3.68)        ($3.35)       ($6.96)       ($19.06)
   General Partners                                 ($2,296)         ($275)         ($251)        ($520)       ($1,425)

Cash distributions to Partners:
   Limited Partners:
      Weighted average per Unit                       $18.00         $19.10         $16.40         $7.00          $3.25
   General Partners                                  $11,584        $12,115        $10,554        $4,505         $2,092

Total assets                                     $10,192,774    $10,882,925    $11,229,315   $11,632,967    $11,961,537
Long term obligations                             $6,885,673     $6,994,549     $7,093,963    $7,184,739     $7,267,626

Long term obligations become due in 1997. The Partnership intends to refinance this note prior to the due date, although there can be no assurance that the Partnership will be able to do so.. See Note 6 in Notes to Consolidated Financial Statements.


ITEM 7.          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                  RESULTS OF OPERATIONS

This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements including those concerning Management's expectations regarding future financial performance and future events. These forward-looking statements involve significant risk and uncertainties, including those described herein. Actual results may differ materially from those anticipated by such forward-looking statements.

Liquidity; Capital Resources

The Partnership admitted 289 investors who purchased a total of 7,401 Units aggregating $3,700,500. These offering proceeds, net of organizational and offering costs of $555,075, provided $3,145,425 of net proceeds to be used for the purchase of income-producing residential properties, including related fees and expenses, and working capital reserves. The Partnership expended (1)
$2,780,930 to acquire its interest in Casabella Associates and to pay acquisition expenses, including an acquisition fee to the General Partners and
(2) $52,768 to cover costs associated with discontinued acquisitions. The remaining net proceeds of $311,727 were used to establish working capital reserves sufficient to meet the needs of the Partnership, including contributions that may be required at the joint venture level, as determined by the General Partners.

In addition to the proceeds generated from the public offering, the Partnership has utilized external sources of financing at the joint venture level to purchase Casabella. The Partnership Agreement limits the aggregate mortgage indebtedness which may be incurred in connection with the acquisition of Partnership properties to 80% of the purchase price of such properties.

The working capital reserves of the Partnership consist of cash and cash equivalents and short-term investments. These reserves provide the Partnership with the necessary liquidity to carry on its day-to-day operations and to make necessary contributions to Casabella. In 1996, the aggregate net decrease in working capital reserves was $581,967. This decrease resulted primarily from cash provided by operations of $54,292, offset by fixed asset purchases of $156,015, distributions to the minority partners with respect to their interest in Associates of $220,331, distributions to partners of $133,218 and $108,873 of principal payments on mortgage notes payable.

In 1995, the aggregate net decrease in working capital reserves was $15,179. This decrease resulted primarily from cash provided by operations of $369,025, offset by fixed asset purchases of $47,771, distributions to the minority partners with respect to their interest in Associates of $86,112, distributions to partners of $153,474 and $99,414 of principal payments on mortgage notes payable.

The Partnership's future ability to generate cash adequate to meet its needs is dependent primarily on the successful operations of Casabella. Such ability may also be dependent upon the future availability of bank borrowings, and upon the future refinancing or sale of Casabella and the collection of any mortgage receivable which may result from such sale. These sources of liquidity will be used by the Partnership for payment of expenses related to real estate operations, debt service and professional and management fees and expenses. Net Cash From Operations and Net Proceeds, if any, as defined in the Partnership Agreement, will then be available for distribution to the Partners in accordance with Section 10 of the Partnership Agreement. The General Partners believe that the current working capital reserves together with projected cash flows for 1997 are adequate to meet the Partnership's operating cash needs in the coming year. With regard to certain balloon payments on existing first mortgage debt on the Partnership's property, the General Partners do not anticipate having sufficient cash from operations in 1997 to retire this mortgage note payable. As these mortgage notes payable are due in fiscal 1997, the partnership will seek to renegotiate these mortgage notes with its existing lenders or seek new sources of financing for these properties on a long term basis, although there can be no assurance that the Partnership will be able to do so. The General Partners believe that existing cash flows from the properties will be sufficient to support a level of borrowing that is at least equal to amounts outstanding as of December 31, 1996. If the general economic climate for real estate in these respective locations were to deteriorate resulting in an increase in interest rates for mortgage financing or a reduction in the availability of real estate mortgage financing or a decline in the market values of real estate it may affect the Partnership's ability to complete these refinancings.

Results of Operations

The Partnership's operating results for the year ended December 31, 1996 consisted of interest earned on short-term investments, general and administrative expenses, amortization expense and its share of the income (loss) from Casabella Associates and Casabella. A summary of these operating results appears below:


                                                         Casabella    Partnership      Consolidated
                                           Casabella    Associates          Level            Totals
Revenue                                   $1,362,677       $29,171        $10,822        $1,402,670

Expenses:
  General and administrative                     383         5,840        141,151           147,374
  Operating expenses                         656,435         9,443          3,000           668,878
  Depreciation and amortization              266,730       -              -                 266,730
  Interest                                   633,360       -              -                 633,360
                                       -------------- ------------- --------------  ----------------
                                           1,556,908        15,283        144,151         1,716,342
                                       -------------- ------------- --------------  ----------------

Net income (loss) before minority          (194,231)        13,888      (133,329)         (313,672)
interest

Minority Interests' share of
   net loss                                  -              84,114        -                  84,114
                                       -------------- ------------- --------------  ----------------

Net income (loss)                         ($194,231)       $98,002     ($133,329)        ($229,558)
                                       ============== ============= ==============  ================

The Partnership's operating results for the year ended December 31, 1995 consisted of interest earned on short-term investments, general and administrative  expenses,  amortization  expense,  and its  share of the  income
(loss) from Casabella Associates and Casabella Joint Venture. A summary of these operating results appears below:

                                                            Casabella    Partnership    Consolidated
                                            Casabella      Associates          Level          Totals
Revenue                                    $1,581,184         $43,131        $17,883      $1,642,198

Expenses:
  General and administrative                    7,200           3,000         62,895          73,095
  Operating expenses                          561,516        -               -               561,516
  Depreciation and amortization               375,234        -               -               375,234
  Interest                                    642,857        -               -               642,857
                                        -------------- --------------- -------------- ---------------
                                            1,586,807           3,000         62,895       1,652,702
                                        -------------- --------------- -------------- ---------------

Net income (loss) before minority             (5,623)          40,131       (45,012)        (10,504)
interest

Minority Interests' share of
   net income                                 -              (16,975)        -              (16,975)
                                        -------------- --------------- -------------- ---------------

Net income (loss)                            ($5,623)         $23,156      ($45,012)       ($27,479)
                                        ============== =============== ============== ===============

The Partnership's operating results for the year ended December 31, 1994 consisted of interest earned on short-term investments, general and administrative expenses, amortization expense and its share of the income (loss) from Casabella Associates and Casabella Joint Venture. A summary of these operating results appears below:

                                                        Casabella      Partnership     Consolidated
                                        Casabella      Associates            Level           Totals
Revenue                                $1,545,625         $29,480          $12,207       $1,587,312

Expenses:
  General and administrative                7,494           2,558           44,675           54,727
  Operations                              521,969         -               -                 521,969
  Depreciation and amortization           371,172         -                  2,567          373,739
  Interest                                651,528         -               -                 651,528
                                      ------------  --------------  ---------------  ---------------
                                        1,552,163           2,558           47,242        1,601,963
                                      ------------  --------------  ---------------  ---------------

Net income (loss) before minority         (6,538)          26,922         (35,035)         (14,651)
interest

Minority Interests' share of
   net income                              -             (10,408)         -                (10,408)
                                      ------------  --------------  ---------------  ---------------

Net income (loss)                        ($6,538)         $16,514        ($35,035)        ($25,059)
                                      ============  ==============  ===============  ===============

Comparison of 1996 and 1995 Operating Results

In accordance with its dispositions strategy, the Partnership incurred one time costs associated with the Evans Withycombe termination ($38,345) and the related legal costs. (Refer to Note 5 of the Consolidated Financial Statement.) In addition, the Partnership incurred one-time costs associated with its property interior and exterior refurbishment program, the change in on-site management following the Evans Withycombe termination, the outsourcing of much of the Partnership's administration work to an administrative agent and the relocation of the remaining administration, financial and investor services functions to a more cost efficient location in Colorado Springs, Colorado. Consequently, competitive pressures and disposition-related activities led to a decrease in total revenue of $239,528 (15%), rental operating expenses (including advertising, promotion, apartment locator and concession costs) to increase by $107,362 or 19% over the prior year and total general and administrative expenses of the Partnership increased $74,279 (102%) over the prior year. Fixed asset purchases increased $156,015, consisting of such items as carpet, appliances, equipment for fitness center facilities, and remodeling features. However, distributions to partners remained the same as 1995.

Comparison of 1995 and 1994 Operating Results

Total revenue increased $54,886 or 3% due primarily to higher rental rates resulting in increased rental income of $35,333. In addition, interest income increased $19,553 or 46% in 1995, as a result of higher interest rates earned on money market accounts and short-term investments. Rental operating expenses increased $39,547, or 8% over the prior year due primarily to increased real estate taxes and maintenance and advertising and promotion costs.. General and administrative expenses increased $18,368 or 34%, due primarily to increased salary expense allocations and legal costs and printing and mailing costs associated with the voluntary withdrawal of a general partner of the Partnership. Fixed asset purchases increased $38,993. Distributions to partners increased $21,544, or 16% from 1994.

Projected 1997 Operating Results

Although there can be no assurance that the Partnership will dispose of any or all of its properties during 1997, consistent with the Partnership's disposition strategy the Partnership will continue to seek to do so. In the event that the Partnership were to dispose of any property during 1997, operating results of the Partnership would vary significantly from those achieved in prior periods.

ITEM 8.           FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Appendix A to this Report.

ITEM 9.           DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The Partnership has no directors or executive officers. Information as to the individual general partners of the Partnership and directors and executive officers of L'Auberge Communities, Inc. (formerly Berry and Boyle Inc.), the general partner of GP L'Auberge Communities, L.P., is set forth below.

Individual General Partners

Stephen B. Boyle, age 56, is President, Executive Officer and Director of L'Auberge Communities, Inc. and a general partner and co-founder of LP L'Auberge Communities, a California Limited Partnership (formerly Berry and Boyle), a limited partnership formed in 1983 to provide funds to various affiliated general partners of real estate limited partnerships, one of which is GP L'Auberge Communities, L.P.

In September 1995, with the consent of Limited Partners holding a majority of the outstanding Units, as well as the consent of the mortgage lenders for the Partnership's three properties, Richard G. Berry resigned as a general partner of the Partnership.

GP L'Auberge Communities, L.P.

Information as to the directors and executive officers of L'Auberge Communities, Inc., a general partner of GP L'Auberge Communities, L.P., which is a general partner of the Partnership, and its affiliates, is set forth below. There are no familial relationships between or among any officer and any other officer or director.

      Name                                       Position

Stephen B. Boyle                    See above

Earl C. Robertson                   Executive Vice President and Chief Financial
                                         Officer

Donna Popke                         Vice President and Secretary


Earl C. Robertson, age 48, has been a senior development officer, partner and consultant in several prominent real estate development companies for over twenty years, including Potomac Investment Associates, developers of planned golf course communities nationwide. Mr. Robertson was also a key member of the management team that developed the nationally acclaimed Inn at the Market in Seattle. He joined L'Auberge Communities, Inc. in June 1995.

Donna Popke, age 37, joined L'Auberge Communities, Inc. in July, 1995 and holds the title of Vice President and Secretary. Prior to joining L'Auberge Communities, Inc., Ms. Popke was employed by Olive & Associates in the field of public accounting for six years and later from 1989 to 1995 with David R. Sellon & Company, a Colorado Springs land development company.

ITEM 11. EXECUTIVE COMPENSATION

None of the General Partners or any of their officers or directors received any compensation from the Partnership. See Item 13 below with respect to a description of certain transactions of the General Partners and their affiliates with the Partnership.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 21, 1997, no person of record owned or was known by the General Partners to own beneficially more than 5% of the Partnership's outstanding Units. None of the General Partners nor any of their directors and officers owns Units.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 1996, the Partnership paid or accrued remuneration to the General Partners or their affiliates as set forth below. In addition to the information provided herein, certain transactions are described in Notes 7 and 8 in the Notes to Consolidated Financial Statements appearing in Appendix A, which are included in this report and are incorporated herein by reference thereto.

Net Cash From 1996 Operations to be distributed
  to the General Partners                                               $11,584

Allocation of Loss to the General Partners                             ($2,296)
Property management fees paid to an affiliate of
the General Partners                                                    $37,735

Reimbursements to General Partners                                      $35,441

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)    1,2            See Page F-2

       3              See Exhibit Index contained herein

(b)                   Reports on Form 8-K

                      The Partnership has not filed, and was not required to file, any reports on Form 8-K during the last quarter of 1996

(c)                   See Exhibit Index contained herein

(d)                   See Page F-2.

                                   SIGNATURES



Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)

      By: GP L'Auberge Communities, L.P., A California Limited Partnership,
                                 General Partner

              By: L'Auberge Communities, Inc., its General Partner



                  By: ____/s/ Earl C. Robertson________________
                 Earl C. Robertson, Executive Vice President and
                             Chief Financial Officer

                              Date: March 26, 1997



Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                        Title                                    Date



___/s/ Stephen B. Boyle _____    Director, President and         March 26, 1997
   --------------------
  STEPHEN B. BOYLE               Principal Executive
                                 Officer of L'Auberge
                                 Communities, Inc.



___/s/ Earl C. Robertson _       Executive Vice President and     March 26, 1997
   ---------------------
  EARL C. ROBERTSON              Principal Financial Officer of
                                 L'Auberge Communities, Inc.

                                   APPENDIX A

                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)
                                 AND SUBSIDIARY
                                    ---------












                        CONSOLIDATED FINANCIAL STATEMENTS

             ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

                      For the year ended December 31, 1996

                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Accountants                                           F-3


Consolidated Balance Sheets at December 31, 1996 and 1995 ...............   F-4

Consolidated Statements of Operations for the years ended
December 31, 1996, 1995 and 1994 ........................................   F-5

Consolidated Statements of Partners' Equity (Deficit) for the years ended
December 31, 1996, 1995 and 1994 ........................................   F-6

Consolidated Statements of Cash Flows for the years ended
December 31, 1996, 1995 and 1994 ..................................   F-7 -- F-8

Notes to Consolidated Financial Statements .................... .... F-9 -- F-14


All Schedules are omitted as they are not applicable, not required, or the information is provided in the financial statements or the notes thereto.

                                         Report of Independent Accountants


To the Partners of
Development Partners III
(A Massachusetts Limited Partnership):

         We have audited the accompanying consolidated balance sheets of Development Partners III (A Massachusetts Limited Partnership) and subsidiaries as of December 31, 1996 and 1995, the related consolidated statements of operations, partners' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the General Partners of the Partnership. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the General Partners of the Partnership, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Development Partners III (A Massachusetts Limited Partnership) and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


COOPERS & LYBRAND LLP

Denver, Colorado
February 28, 1997

                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 1996 and 1995
                                 ---------------

                                     ASSETS

                                                                              1996              1995
                                                                              ----              ----
Property, at cost
  Land                                                                       $2,976,101         $2,976,100
  Buildings and improvements                                                  7,648,060          7,648,060
  Equipment, furnishings and fixtures                                           995,909            839,894
                                                                         ---------------   ----------------

                                                                             11,620,070         11,464,054
  Less accumulated depreciation                                             (1,996,504)        (1,752,197)
                                                                         ---------------   ----------------

                                                                              9,623,566          9,711,857

Cash and cash equivalents                                                       531,778            367,213
Short-term investments                                                                             746,532
                                                                         -
Real estate tax escrow                                                           24,268             23,685
Deposits                                                                          1,950                -
Deferred expenses, net of accumulated
  amortization of $100,918 and $78,492                                           11,212             33,638

                                                                         ===============   ================
         Total assets                                                       $10,192,774        $10,882,925
                                                                         ===============   ================

                                                  LIABILITIES AND PARTNERS' EQUITY

Mortgage note payable                                                        $6,885,673         $6,994,549
Accounts payable and accrued expenses                                           208,425            103,070
Due to affiliates (Note 8)                                                        3,012              5,318
Tenant security deposits                                                         24,834             33,860
Rents received in advance                                                         3,507           -
Minority Interest                                                             1,252,041          1,556,486
                                                                         ---------------   ----------------

         Total liabilities                                                    8,377,492          8,693,283


Partners' equity                                                              1,815,282          2,189,642
                                                                         ---------------   ----------------

        Total liabilities and                                               $10,192,774        $10,882,925
partners' equity
                                                                         ===============   ================


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

              For the years ended December 31, 1996, 1995 and 1994

                                  -------------

                                                              1996            1995              1994
                                                              ----            ----              ----
Revenue:
   Rental income                                            $1,361,622       $1,579,782         $1,544,449
   Interest Income                                              41,048           62,416             42,863

                                                          -------------  ---------------   ----------------
                                                             1,402,670        1,642,198          1,587,312

Expenses:
   Operating Expenses                                          668,878          561,516            521,969
   Interest                                                    633,360          642,857            651,528
   Depreciation and amortization                               266,730          375,234            373,739
   General and administrative                                  147,374           73,095             54,727
                                                          -------------  ---------------   ----------------
                                                             1,716,342        1,652,702          1,601,963
                                                          -------------  ---------------   ----------------

Net loss before minority interest                            (313,672)         (10,504)           (14,651)
Minority interests' equity in
  subsidiary net (income) loss                                  84,114         (16,975)           (10,408)
                                                          -------------  ---------------   ----------------

Net loss                                                    ($229,558)        ($27,479)          ($25,059)
                                                          =============  ===============   ================

Net loss allocated to:
General Partners                                              ($2,296)           ($275)             ($251)


Per unit net loss of Investor Limited Partner interest:
  7,401 Units issued                                          ($30.71)          ($3.68)            ($3.35)



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)
                                 AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY (DEFICIT)

              For the years ended December 31, 1996, 1995 and 1994
                                  -------------

                                                                            Investor            Total
                                                            General         Limited           Partners'
                                                            Partners        Partners           Equity

Balance at December 31, 1993                                 ($10,110)       $2,537,694         $2,527,584

Cash distributions                                            (10,554)        (121,376)          (131,930)

Net loss                                                         (251)         (24,808)           (25,059)
                                                          -------------  ---------------   ----------------

Balance at December 31, 1994                                  (20,915)        2,391,510          2,370,595

Cash distributions                                            (12,115)        (141,359)          (153,474)

Net loss                                                         (275)         (27,204)           (27,479)
                                                          -------------  ---------------   ----------------

Balance at December 31, 1995                                  (33,305)        2,222,947          2,189,642

Cash distributions                                            (11,584)        (133,218)          (144,802)

Net loss                                                       (2,296)        (227,262)          (229,558)
                                                          -------------  ---------------   ----------------

Balance at December 30, 1996                                 ($47,185)       $1,862,467         $1,815,282
                                                          =============  ===============   ================




                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              For the years ended December 31, 1996, 1995 and 1994

                                  -------------

                                                               1996             1995               1994
                                                               ----             ----               ----
Cash flows from operating activities:
  Interest received                                            $56,920          $59,849            $32,665
  Cash received from rents                                   1,356,103        1,579,281          1,548,035
  General and administrative expenses                        (144,439)         (77,117)           (42,680)
  Operating expense                                          (580,518)        (549,753)          (522,483)
  Interest paid                                              (633,774)        (643,235)          (651,873)
                                                          -------------  ---------------   ----------------

Net cash provided by operating                                  54,292          369,025            363,664
activities

Cash flows from investing activities:
  Purchase of fixed assets                                   (156,015)         (47,771)            (8,778)
Cash (paid for) received from short-term investments          730,660          272,724           (52,701)
                                                          -------------  ---------------   ----------------

Net cash provided (used) by investing                          574,645          224,953           (61,479)
activities

Cash flows from financing activities:
  Distributions to partners                                  (133,218)        (153,474)          (131,930)
  Payments on mortgage note payable                          (108,873)         (99,414)           (90,776)
  Distributions paid to minority                             (220,331)         (86,112)          (173,160)
interest
  Cash paid for deposits                                       (1,950)         -                  -
                                                          -------------  ---------------   ----------------

Net cash used by financing activities                        (464,372)        (339,000)          (395,866)
                                                          -------------  ---------------   ----------------

Net increase (decrease) in cash and cash equivalents           164,565          254,978           (93,681)

Cash and cash equivalents at beginning of                      367,213          112,235            205,916
year
                                                          -------------  ---------------   ----------------

Cash and cash equivalents at end of                           $531,778         $367,213           $112,235
year
                                                          =============  ===============   ================

Non cash financing activities:
  Accrual of distribution to                                   $11,584
Partners


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              For the years ended December 31, 1996, 1995 and 1994

                                  -------------


Reconciliation of net loss to net cash provided by operating activities:

                                                               1996            1995                1994
                                                               ----            ----                ----
Net loss                                                    ($229,558)        ($27,479)          ($25,059)
Adjustments to reconcile net loss to net
cash
  provided by operating activities:
Depreciation and amortization                                  266,730          375,234            373,739
Minority interests' equity in subsidiary income (loss)        (84,114)           16,975             10,408
Change in assets  and  liabilities  net of effects of  investing  and  financing activities:
    Decrease (increase) in interest                             15,871          (2,567)           (10,198)
receivable
    Decrease (increase) in real estate tax                       (583)            3,748              7,909
escrow
    (Decrease) increase in accounts
      payable and accrued expenses                              93,771           10,168            (7,861)
    (Decrease) increase in due to                              (2,306)          (6,553)             11,140
affiliates
    (Decrease) increase in rents received in advance             3,507            (101)                101
    (Decrease) increase in tenant security deposits            (9,026)            (400)              3,485
                                                          -------------  ---------------   ----------------

Net cash provided by operating                                 $54,292         $369,025           $363,664
activities
                                                          =============  ===============   ================




                     The accompanying notes are an integral
                 part of the consolidated financial statements.

1.  Organization of Partnership

Development Partners III (A Massachusetts Limited Partnership) (the "Partnership"), formerly Berry and Boyle Development Partners III, was formed on July 11, 1988. GP L'Auberge Communities, L.P., a California Limited Partnership (formerly Berry and Boyle Management) and Stephen B. Boyle are the General Partners. In September, 1995, with the consent of Limited Partners holding a majority of the outstanding Units, as well as the consent of the mortgage lenders for the Partnership's three properties, Richard G. Berry resigned as a general partner of the Partnership. Except under certain limited circumstances upon termination of the Partnership, the General Partners are not required to make any additional capital contributions. The General Partners or their affiliates will receive various fees for services and reimbursement for various organizational and selling costs incurred on behalf of the Partnership.

On January 13, 1989 the Securities and Exchange Commission declared the Partnership's public offering (the "Prospectus") of up to 80,000 units of Limited Partnership Interests at $500 per unit (the "Units") effective and the marketing and sale of the Units commenced shortly thereafter. The initial closing of the offering took place on December 28, 1989 at which time the holders of 3,048 Units were admitted into the Partnership. The Partnership continued to admit subscribers monthly thereafter until December 27, 1991, its last closing date. The Partnership terminated the offering on January 13, 1992 having admitted 289 investors acquiring 7,401 Units totaling $3,700,500.

The Partnership will continue until December 31, 2018, unless earlier terminated by the sale of all, or substantially all, of the assets of the Partnership, or as otherwise provided in the Partnership Agreement.

2.  Significant Accounting Policies

         A. Basis of Presentation

         The consolidated financial statements include the accounts of the Partnership and its subsidiary Casabella Associates. All intercompany accounts and transactions have been eliminated in consolidation. The Partnership follows the accrual basis of accounting. Refer to Note 5 regarding the termination of the Casabella Joint Venture.

         B. Cash and Cash Equivalents

         The Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value. It is the Partnership's policy to invest cash in income-producing temporary cash investments. The Partnership mitigates any potential risk from such concentration of credit by placing investments with high quality financial institutions.

         C.  Short-term Investments

         At December 31, 1995, short term investments consisted solely of various forms of U. S. Government backed securities, with an aggregate par value of $750,000, which matured in February 1996. As of December 31, 1996 there were no short term investments. Investments are recorded at amortized cost, which approximates market value


         D. Significant Risks and Uncertainties

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         E. Depreciation

         Depreciation is provided for by the use of the straight-line method over the estimated useful lives as follows:

         Buildings and improvements .................          39-40 years
         Equipment, furnishings and fixtures ..  .....          5-15 years

         F.  Deferred Expenses

         Costs of obtaining the mortgage on Casabella are being amortized over the mortgage term using the straight-line method, which approximates the effective interest method. Any unamortized costs remaining at the date of refinancing are expensed in the year of refinancing.

         G.  Income Taxes

         The Partnership is not liable for Federal or state income taxes because Partnership income or loss is allocated to the Partners for income tax purposes. If the Partnership's tax returns are examined by the Internal Revenue Service or state taxing authority and such an examination results in a change in Partnership taxable income (loss), such change will be reported to the Partners.

         H. Rental Income

         Leases require the payment of rent in advance, however, rental income is recorded as earned.

         I. Reclassification

         Certain items in the financial statements for the years ended December 31, 1995 and 1994 have been reclassified to conform to the 1996 presentation

         J. Long-Lived Assets

         The Partnership's long-lived assets include property and equipment. On a quarterly basis, the Partnership evaluates the recoverability of the rental property, using undiscounted cash flows from operations.

3.    Property, at Cost:

Property, at cost, consisted of the following at December 31, 1996:

                            Initial Cost                            Costs Capitalized             Amount at Which Carried
                                   to                                   Subsequent to                  At Close of Period
                              Partnership                                Acquisition
                  ------------------------------------   -----------------------------------   -------------------------------

                               Buildings   Equipment,             Buildings   Equipment,            Buildings  Equipment,
       Property                   and      Furnishings               and      Furnishings              and     Furnishings
      Description    Land       Improv.    & Fixtures      Land    Improv.    & Fixtures   Land       Improv.   & Fixtures    Total
----------------------------------------------------   ---------------------------------  -----------------------------------------
Casabella a 154-unit
  residential rental
complex
  located in
Scottsdale,
  Arizona        $2,976,101   $7,639,160   $782,784        -     $8,900    $213,125     $2,976,101  $7,648,060  $995,909 $11,620,070


Depreciation expense for the years ended December 31, 1996, 1995, and 1994, and accumulated depreciation at December 31, 1996 and 1995, consisted of the following:

                                                                          Accumulated Depreciation
                                                  Depreciation Expense          December 31,
                                          1996        1995         1994      1996        1995
Buildings and improvements              $190,254   $191,202     $191,202   $1,149,637    $959,383
Equipment, furnishings and fixtures      $54,053    161,609      157,547      846,867     792,814
                                    --------------------------------------------------------------

                                        $244,307   $352,811     $348,749   $1,996,504  $1,752,197
                                    ==============================================================

Casabella is encumbered by a nonrecourse mortgage note payable (see Note 6).

4.  Cash and cash equivalents

Cash and cash equivalents at December 31, 1996 and 1995 consisted of the following:

                                                          1996              1995
                                                      --------          --------
Cash on hand ...............................          $213,574          $ 35,935
Certificates of deposit ....................           318,204           200,000
Money market accounts ......................              --             131,278
                                                      --------          --------
                                                      $531,778          $367,213
                                                      ========          ========

5.  Joint Venture and Partnership Acquisitions

On September 28, 1990, the Partnership acquired a majority interest in Casabella Associates, a general partnership comprised of the Partnership, Development Partners (A Massachusetts Limited Partnership) ("DPI"), formerly Berry and Boyle Development Partners, and Development Partners II (A Massachusetts Limited Partnership) ("DPII"), formerly Berry and Boyle Development Partners II. Casabella Associates was formed to acquire a majority interest in the Casabella Joint Venture which owns Casabella, a 154-unit residential property located in Scottsdale, Arizona. Since the Partnership owns a majority interest in Casabella Associates, the accounts and operations of Casabella Associates (including the accounts and operations relating to Casabella Associates' majority interest in the Casabella Joint Venture) have been consolidated into the Partnership.

The co-venture partner was an affiliate of Evans Withycombe, Inc. ("EWI"), a Phoenix based residential development, construction and management firm. EWI also the developed the property known as Casabella.

At December 31, 1996, the Partnership, DPI and DPII had contributed $2,500,000, $400,000 and $1,800,000, respectively to Casabella Associates. Of the total contributions, $3,845,154 was used to purchase the majority interest in the Casabella Joint Venture referred to in the preceding paragraph and $500,000 was used to fund an escrow account maintained by the permanent lender. In addition to the $4,700,000 of cash contributions referred to above, the Partnership, DPI and DPII collectively incurred $280,930 of acquisition costs which have been recorded as additional capital contributions to Casabella Associates.

The Partnership has invested in a single property located in Scottsdale, Arizona. The success of the Partnership will depend upon factors which are difficult to predict including general economic and real estate market conditions, both on a national basis and in the area where the Partnership's investment is located.

JANUARY 1, 1996 THROUGH MAY 13, 1996:

Cash distributions and allocations of income and loss from Casabella Associates are governed by the partnership agreement and are generally based on the ratio of capital contributed by each of the joint venture partners.

Net cash from operations of the Casabella Joint Venture, to the extent available, shall be distributed not less often than quarterly with respect to each fiscal year, as follows:

           (A) First, to Associates, an amount equal to a 10.6% per annum (computed on a simple noncompounded daily basis from the date of the closing) of their capital investment;

           (B) Second, the balance 70% to Associates and 30% to the property developer.

All losses from operation and depreciation for the Casabella Joint Venture were allocated 99.5% to Associates and 0.5% to the property developer.

All profits from operations of the Casabella Joint Venture were allocated in accordance with distributions of net cash from operations; provided, however, that if any fiscal year has no distributable net cash from operations, profits will be allocated 99.5% to Associates and 0.5% to the property developer.


In the case of certain capital transactions and distributions as defined in the Casabella joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balance in the individual partners' capital accounts.

MAY 14, 1996 THROUGH DECEMBER 31, 1996:


On May 14, 1996, the Partnership and certain affiliates consummated an agreement with Evans Withycombe Management, Inc. and certain of its affiliates ("EWI") which separated the interests of EWI and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of Casabella. The Partnership, DPI, and DPII paid $109,741 to EWI ($38,345 of which was the partnership's portion) and delivered certain mutual releases. EWI (i) relinquished its contract to manage Casabella and its option to exercise its rights to first refusal with regard to the sale of the property and (ii) assigned all of its interest in the Casabella Joint Venture to the Partnership, DPII and DPIII (while preserving the economic interest of the venture in these Joint Ventures), which resulted in the dissolution of the Casabella Joint Venture. EWI may still share in the cash flow distributions or the proceeds from sale of the properties if certain performance levels are met.

6.  Mortgage Note Payable

All of the property owned by the Partnership is pledged as collateral for the nonrecourse mortgage note payable pertaining to Casabella in the original principal amount of $7,320,000. Under the terms of the note, monthly principal and interest payments of $61,887, based on a fixed interest rate of 9.125%, are required over the term of the loan. The balance of the note will be due on July 15, 1997. As these mortgage notes payable are due in fiscal 1997, the partnership will seek to renegotiate these mortgage notes with its existing lenders or seek new sources of financing for these properties on a long term basis. The General Partners believe that existing cash flows from the properties will be sufficient to support a level of borrowing that is at least equal to amounts outstanding as of December 31, 1996. If the general economic climate for real estate in these respective locations were to deteriorate resulting in an increase in interest rates for mortgage financing or a reduction in the availability of real estate mortgage financing or a decline in the market values of real estate it may affect the Partnership's ability to complete these refinancings.

Accrued interest included in accrued expenses on the Balance Sheets of the Consolidated Financial Statements at December 31, 1996 and 1995, consisted of $26,180 and $26,594, respectively.

The principal balance of the mortgage note payable appearing on the consolidated balance sheets approximates the fair value of such note at December 31, 1996 and 1995.

7.  Partners' Equity

Under the terms of the Partnership Agreement, as amended, profits are allocated 92% to the Limited Partners and 8% to the General Partners; losses are allocated 99% to the Limited Partners and 1% to the General Partners.

Cash distributions to the partners are governed by the Partnership Agreement and are made, to the extent available, 92% to the Limited Partners and 8% to the General Partners.

In the case of certain events as defined in the Partnership Agreement, such as the sale of an investment property or an interest in a joint venture partnership, the allocation of the related profits, losses, and distributions, if any, would be different than described above.

8.  Related Party Transactions

Due to affiliates at December 31, 1996 and 1995 consisted of $3,012 and $5,318, respectively, of reimbursable costs payable to L'Auberge Communities, Inc., formerly Berry and Boyle Inc.

In 1996, 1995 and 1994, general and administrative expenses included $35,441, $29,304, and $22,271, respectively, of salary reimbursements paid to the General Partners for certain administrative and accounting personnel who performed services for the Partnership.

The officers and principal shareholders of Evans Withycombe, Inc., the developer of Casabella, together hold a two and one half percent cumulative profit or partnership voting interest in LP L'Auberge Communities, formerly Berry and Boyle.

During the years ended December 31, 1996, 1995 and 1994, property management fees of $37,735, $78,663, and $77,227, respectively, were paid to Evans Withycombe, Inc. This represents 5% of the rental revenues. From November 16, 1996 to December 31, 1996, Residential Services-L'Auberge, an affiliate of the General Partner, was paid 4% of the rental revenue for management fees in the amount of $6,612.

                                                   EXHIBIT INDEX

Exhibit
Number
(4)(a)(1) Amended and Restated Certificate and Agreement of Limited Partnership (included as an exhibit to the Partnership's Form 10-K for the year ended December 31, 1989, and incorporated herein by reference).

(4)(a)(2) Fifteenth Amendment to the Amended and Restated Certificate and Agreement of Limited partnership dated January 13, 1991.

(4)(b) Subscription Agreement included as Exhibit B to Prospectus contained in Amendment No. 2 to the Partnership's Registration Statement No. 33-23240 filed and declared effective January 13, 1989, and incorporated herein by reference.

(10)(a) Agreement of Joint Venture of Casabella Associates dated September 27, 1990 (filed as Exhibit (10)(f) to the Form 10-K of Berry and Boyle Development Partners for the year ended December 31, 1990, and incorporated herein by reference).

(10)(b) Documents pertaining to the $7,300,000 permanent loan for Casabella Joint Venture (filed as an exhibit to the Form 10-K of Berry and Boyle Development Partners for the year ended December 31, 1991, and incorporated herein by reference).

(10)(c) Property Management Agreement between Casabella Associates and L'Auberge Communities Inc. dated November 1, 1996.

(10)(d)       Agreement regarding Casabella Joint Venture

(27)          Financial Data Schedule

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 10-Q

          [ X ] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                For the Quarterly period Ended September 30, 1997

                                       OR

          [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      For the transition period from __________________ to ________________

                           Commission File No. 0-18531

                            Development Partners III
                      (A Massachusetts Limited Partnership)

             (Exact name of registrant as specified in its charter)

                  Massachusetts                        04-3017036

         (State or other jurisdiction                (I.R.S. Employer
       of incorporation or organization)            Identification No.)

                  5110 Langdale Way, Colorado Springs, CO 80906

               (Address of principal executive offices) (Zip Code)

                                 (719) 576-5122

              (Registrant's telephone number, including area code)

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 and 15(d) of the Securities Exchange Act of
    1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
             filing requirements for the past 90 days. Yes  X   No
                                                           ---     ---

                          PART I. FINANCIAL INFORMATION

                          Item 1. FINANCIAL STATEMENTS



                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                                                    September 30
                                                                        1997          December 31,
                                                                     (Unaudited)           1996
                                   ASSETS

Property, at cost
  Land                                                                $2,976,101        $2,976,101
  Buildings and improvements                                           7,648,060         7,648,060
  Equipment, furnishings and fixtures                                  1,086,269           995,909
                                                                 ---------------   ---------------

                                                                      11,710,430        11,620,070
  Less accumulated depreciation                                      (2,181,859)       (1,996,504)
                                                                 ---------------   ---------------

                                                                       9,528,571         9,623,566

Cash and cash equivalents                                                339,989           531,778
Real estate tax escrow                                                    49,010            24,268
Deposits                                                                   1,950             1,950
Deferred expenses, net of accumulated
  amortization of $112,130 and $100,918                                     -              11,212
                                                                 ===============   ===============
         Total assets                                                 $9,919,520       $10,192,774
                                                                 ===============   ===============

                      LIABILITIES AND PARTNERS' EQUITY

Mortgage note payable                                                  6,797,270        $6,885,673
Accrued expenses                                                         208,321           208,425
Due to affiliates (Note 7)                                                   866             3,012
Tenant security deposits                                                  22,688            24,834
Rents received in advance                                                     -              3,507

Minority Interest                                                      1,204,738         1,252,041
                                                                 ---------------   ---------------
         Total liabilities                                             8,233,883         8,377,492


General Partner's equity                                                (48,148)          (47,185)
Limited Partner's equity                                               1,733,785         1,862,467
                                                                 ---------------   ---------------

        Total liabilities and partners' equity                        $9,919,520       $10,192,774
                                                                 ===============   ===============


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                                                    Three Months Ended                  Nine Months Ended
                                                                        September 30                        September 30
                                                                    1997            1996               1997              1996
Revenue:
   Rental income                                                     $346,078        $277,315        $1,108,036        $1,045,915
   Interest Income                                                     $3,920          $9,534           $14,869           $35,061

                                                               --------------- ---------------   ---------------   ---------------
                                                                     $349,998        $286,849        $1,122,905        $1,080,976

Expenses:
   Operating Expenses                                                $191,496        $146,241          $543,245          $425,575
   Interest                                                           158,022         158,141           471,083           476,265
   Depreciation and amortization                                       63,383          65,389           196,751           196,167
   General and administrative                                          14,650          22,148            55,469           120,323
                                                               --------------- ---------------   ---------------   ---------------
                                                                      427,551         391,919         1,266,548         1,218,330
                                                               --------------- ---------------   ---------------   ---------------

Net loss before minority interest                                    (77,553)       (105,070)         (143,643)         (137,354)
Minority interests' equity in
  subsidiary net (income) loss                                         31,153        (15,671)            47,302            13,281
                                                               --------------- ---------------   ---------------   ---------------

Net loss                                                            ($46,400)      ($120,741)         ($96,341)        ($124,073)
                                                               =============== ===============   ===============   ===============

Net loss allocated to:
  General Partners                                                     ($464)        ($1,207)            ($963)          ($1,241)

  Per unit of Investor Limited
    Partner interest:
       7,401 Units issued                                              (6.21)         (16.15)           (12.89)           (16.60)








                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)
                                 AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY (DEFICIT)

                                   (Unaudited)
                                 -------------

                                                                                                      Investor           Total
                                                                                    General           Limited           Partners'
                                                                                    Partners          Partners           Equity

Balance at December 31, 1995                                                         (33,305)         2,222,947         2,189,642

Cash distributions                                                                   (11,584)         (133,218)         (144,802)

Net loss                                                                              (2,296)         (227,262)         (229,558)
                                                                               ---------------   ---------------   ---------------

Balance at December 31, 1996                                                         (47,185)         1,862,467         1,815,282

Cash distributions                                                                                     (33,305)          (33,305)
                                                                                          -

Net loss                                                                                (963)          (95,378)          (96,341)
                                                                               ---------------   ---------------   ---------------

Balance at September 30, 1997                                                       ($48,148)        $1,733,785        $1,685,636
                                                                               ===============   ===============   ===============








                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                Increase (decrease) in cash and cash equivalents
                                  -------------

                                                                                                                Nine Months Ended
                                                                                                                  September 30
                                                                                                      1997              1996
Cash flows from operating activities:
  Interest received                                                                                     $14,869           $44,868
  Cash received from rents                                                                            1,102,383         1,037,363
  Administrative expenses                                                                              (64,480)         (136,367)
  Rental operations expenses                                                                          (560,748)         (416,614)
  Interest paid                                                                                       (471,083)         (476,265)
                                                                                                 ---------------   ---------------

Net cash provided by operating activities                                                                20,941            52,985

Cash flows from investing activities:
  Purchase of fixed assets                                                                             (90,360)          (48,092)
                                                                                                 ---------------   ---------------

Net cash provided (used) by investing activities                                                       (90,360)           122,561

Cash flows from financing activities:
  Distributions to partners                                                                            (33,305)          (99,914)
  Payments on mortgage note payable                                                                    (88,403)          (80,722)
  Distributions paid to minority interest                                                                    -          (147,791)
  Cash paid for deposits                                                                                     -            (1,950)
  Cash paid for deferred expenses                                                                         (663)                -
                                                                                                 ---------------   ---------------

Net cash provided (used) by financing activities                                                      (122,371)         (330,377)
                                                                                                 ---------------   ---------------

Net increase (decrease) in cash and cash equivalents                                                  (191,790)         (154,831)

Cash and cash equivalents at beginning of year                                                          531,778           367,213
                                                                                                 ---------------   ---------------

Cash and cash equivalents at end of year                                                               $339,989          $212,382
                                                                                                 =================================


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                Increase (decrease) in cash and cash equivalents
                                  -------------

Reconciliation of net loss to net cash provided by operating activities:


                                                                                                          Nine Months Ended
                                                                                                             September 30
                                                                                                      1997              1996
Net loss                                                                                              ($96,341)        ($124,073)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
Depreciation and amortization                                                                           196,751           196,167
Minority interests' equity in subsidiary income (loss)                                                 (47,302)          (13,281)
Change in assets and  liabilities  net of effects from  investing  and financing activities:
    (Increase) decrease in interest receivable                                                                -             9,807
    Decrease (increase) in real estate tax escrow                                                       (24,266)          (72,349)
    Increase (decrease) in accounts
      payable and accrued expenses                                                                        (102)            75,510
    (Decrease) increase in due to affiliates                                                            (2,146)          (10,244)
    (Decrease) increase in rents received in advance                                                    (3,507)                -
    (Decrease) increase in tenant security deposits                                                     (2,146)           (8,552)
                                                                                                 ---------------   ---------------

Net cash provided by operating activities                                                               $20,941           $52,985
                                                                                                 ===============   ===============



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                            DEVELOPMENT PARTNERS III
                      (A Massachusetts Limited Partnership)
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 --------------




1.  Organization of Partnership

Development Partners III (A Massachusetts Limited Partnership) (the "Partnership"), formerly Berry and Boyle Development Partners III, was formed on July 11, 1988. GP L'Auberge Communities, L.P., a California Limited Partnership (formerly Berry and Boyle Management) and Stephen B. Boyle are the General Partners. In September, 1995, with the consent of Limited Partners holding a majority of the outstanding Units, as well as the consent of the mortgage lenders for the Partnership's three properties, Richard G. Berry resigned as a general partner of the Partnership. Except under certain limited circumstances upon termination of the Partnership, the General Partners are not required to make any additional capital contributions. The General Partners or their affiliates will receive various fees for services and reimbursement for various organizational and selling costs incurred on behalf of the Partnership.

On January 13, 1989, the Securities and Exchange Commission declared the Partnership's public offering (the "Prospectus") of up to 80,000 units of Limited Partnership Interests at $500 per unit (the "Units") effective and the marketing and sale of the Units commenced shortly thereafter. The initial closing of the offering took place on December 28, 1989, at which time the holders of 3,048 Units were admitted into the Partnership. The Partnership continued to admit subscribers monthly thereafter until December 27, 1991, its last closing date. The Partnership terminated the offering on January 13, 1992, having admitted 289 investors acquiring 7,401 Units totaling $3,700,500.

The accompanying consolidated financial statements present the activity of the Partnership for the six months ended September 30, 1997 and 1996.

The Partnership will continue until December 31, 2018, unless earlier terminated by the sale of all, or substantially all, of the assets of the Partnership, by the dissolution and liquidation of the joint ventures or as otherwise provided in the Partnership Agreement.

2.  Significant Accounting Policies

         A. Basis of Presentation

         The consolidated financial statements include the accounts of the Partnership and its subsidiary Casabella Associates. All intercompany accounts and transactions have been eliminated in consolidation. The Partnership follows the accrual basis of accounting.

         B. Cash and Cash Equivalents

         The Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value. It is the Partnership's policy to invest cash in income-producing temporary cash investments. The Partnership mitigates any potential risk from such concentration of credit by placing investments with high quality financial institutions.

         C. Significant Risks and Uncertainties

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         D. Depreciation

         Depreciation is provided for by the use of the straight-line method over the estimated useful lives as follows:

                    Buildings and improvements                      39-40 years
                    Equipment, furnishings and fixtures              5-15 years

         E.  Deferred Expenses

         Costs of obtaining the mortgage on Casabella are being amortized over the term of the related mortgage note payable using the straight-line method. Any unamortized costs remaining at the date of refinancing are expensed in the year of refinancing.

         F.  Income Taxes

         The Partnership is not liable for Federal or state income taxes because Partnership income or loss is allocated to the Partners for income tax purposes. If the Partnership's tax returns are examined by the Internal Revenue Service or state taxing authority and such an examination results in a change in Partnership taxable income (loss), such change will be reported to the Partners.

         G. Rental Income

         Leases require the payment of rent in advance; however, rental income is recorded as earned.

         H. Reclassification

         I. Long-Lived Assets

         The Partnership's long-lived assets include property and equipment and deferred expenses. The Partnership evaluates rental properties for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (undiscounted) from rental properties is less than its carrying value. Upon determination that a permanent impairment has occurred, rental properties are reduced to fair value. For the year ended December 31, 1996, and the quarter ended September 30, 1997, permanent impairment conditions did not exist at any of the Partnership's properties.

3.  Cash and cash equivalents

Cash and cash equivalents at September 30, 1997, and December 31, 1996, consisted of the following:

                                                           1997             1996
Cash on hand (Sweep Account) .................         $180,007         $213,574
Certificates of deposit ......................          318,204
Money market accounts ........................          159,982           ______
                                                       --------         --------
                                                       $339,989         $531,778

4.  Joint Venture and Partnership Acquisitions

On September 28, 1990, the Partnership acquired a majority interest in Casabella Associates, a general partnership comprised of the Partnership, Development Partners (A Massachusetts Limited Partnership) ("DPI"), formerly Berry and Boyle Development Partners, and Development Partners II (A Massachusetts Limited Partnership) ("DPII"), formerly Berry and Boyle Development Partners II. Casabella Associates was formed to acquire a majority interest in the Casabella Joint Venture which owns Casabella, a 154-unit residential property located in Scottsdale, Arizona. Since the Partnership controls and owns a majority interest in Casabella Associates, the accounts and operations of Casabella Associates (including the accounts and operations relating to Casabella Associates' majority interest in the Casabella Joint Venture) have been consolidated into the Partnership.

The co-venture partner was an affiliate of Evans Withycombe, Inc. ("EWI"), a Phoenix based residential development, construction and management firm. EWI also developed the property known as Casabella.

At September 30, 1997, the Partnership, DPI and DPII had contributed $2,500,000, $400,000 and $1,800,000, respectively to Casabella Associates. Of the total contributions, $3,845,154 was used to purchase the majority interest in the Casabella Joint Venture referred to in the preceding paragraph and $500,000 was used to fund an escrow account maintained by the permanent lender. In addition to the $4,700,000 of cash contributions referred to above, the Partnership, DPI and DPII collectively incurred $280,930 of acquisition costs which have been recorded as additional capital contributions to Casabella Associates.

The Partnership has invested in a single property located in Scottsdale, Arizona. The success of the Partnership will depend factors which are difficult to predict including general economic and real estate market conditions, both on a national basis and in the area where the Partnership's investment is located.

JANUARY 1, 1996, THROUGH MAY 13, 1996:

Cash distributions and allocations of income and loss from Casabella Associates are governed by the partnership agreement and are generally based on the ratio of capital contributed by each of the joint venture partners.

Net cash from operations of the Casabella Joint Venture, to the extent available, shall be distributed not less often than quarterly with respect to each fiscal year, as follows:

 (A) First, to Associates, an amount equal to a 10.6% per annum (computed on a simple noncompounded daily basis from the date of the closing) of their capital investment;

 (B)    Second, the balance 70% to Associates and 30% to the property developer.

All losses from operation and depreciation for the Casabella Joint Venture were allocated 99.5% to Associates and 0.5% to the property developer.

All profits from operations of the Casabella Joint Venture were allocated in accordance with distributions of net cash from operations; provided, however, that if any fiscal year has no distributable net cash from operations, profits will be allocated 99.5% to Associates and 0.5% to the property developer.

In the case of certain capital transactions and distributions as defined in the Casabella joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balance in the individual partners' capital accounts.

MAY 14, 1996, THROUGH SEPTEMBER 30, 1997:

On May 14, 1996, the Partnership and certain affiliates consummated an agreement with Evans Withycombe Management, Inc. and certain of its affiliates ("EWI") which separated the interests of EWI and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of Casabella. The Partnership, DPI, and DPII paid $109,741 to EWI ($38,345 of which was the partnership's portion) and delivered certain mutual releases. EWI (i) relinquished its contract to manage Casabella and its option to exercise its rights to first refusal with regard to the sale of the property and (ii) assigned all of its interest in the Casabella Joint Venture to the Partnership, DPII and DPIII (while preserving the economic interest of the venture in these Joint Ventures), which resulted in the dissolution of the Casabella Joint Venture. EWI may still share in the cash flow distributions or the proceeds from sale of the properties if certain performance levels are met.

5.  Mortgage Note Payable

All of the property owned by the Partnership is pledged as collateral for the nonrecourse mortgage note payable pertaining to Casabella in the original principal amount of $7,320,000. Under the terms of the note, monthly principal and interest payments of $61,887, based on a fixed interest rate of 9.125%, are required over the term of the loan. The maturity date of the note is July 15, 1998.

Accrued interest at September 30, 1997, and December 31, 1996, consisted of $26,180 and $26,180, respectively, all pertaining to Casabella.

The $6,797,270 principal balance of the mortgage note payable appearing on the consolidated balance sheet approximates the fair value of such note.

6.  Partners' Equity

Under the terms of the Partnership Agreement, as amended, profits are allocated 92% to the Limited Partners and 8% to the General Partners; losses are allocated 99% to the Limited Partners and 1% to the General Partners.

Cash distributions to the partners are governed by the Partnership Agreement and are made, to the extent available, 92% to the Limited Partners and 8% to the General Partners.

In the case of certain events as defined in the Partnership Agreement, such as the sale of an investment property or an interest in a joint venture partnership, the allocation of the related profits, losses, and distributions, if any, would be different than described above.

7.  Related Party Transactions

Due to affiliates at September 30, 1997, and December 31, 1996, consisted of $866 and $3,012 of reimbursable costs payable to L'Auberge Communities, Inc., formerly Berry and Boyle Inc. In 1997 and 1996 general and administrative expenses included $15,560 and $27,550, respectively, of salary reimbursements paid to the General Partners for certain administrative and accounting personnel who performed services for the Partnership.

The officers and principal shareholders of Evans Withycombe, Inc., the developer of Casabella, together hold a two and one half percent cumulative profit or partnership voting interest in LP L'Auberge Communities, formerly Berry and Boyle.

During the years ended September 30, 1997 and 1996, $43,810 and $58,365, respectively, of property management fees were paid.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
           RESULTS OF OPERATIONS

Liquidity; Capital Resources

The Partnership admitted 289 investors who purchased a total of 7,401 Units aggregating $3,700,500. These offering proceeds, net of organizational and offering costs of $555,075, provided $3,145,425 of net proceeds to be used for the purchase of income-producing residential properties, including related fees and expenses, and working capital reserves. The Partnership expended (1)
$2,780,930 to acquire its interest in Casabella Associates and to pay acquisition expenses, including an acquisition fee to the General Partners and
(2) $52,768 to cover costs associated with discontinued acquisitions. The remaining net proceeds of $311,727 were used to establish working capital reserves sufficient to meet the needs of the Partnership, including contributions that may be required at the joint venture level, as determined by the General Partners.

In addition to the proceeds generated from the public offering, the Partnership has utilized external sources of financing at the joint venture level to purchase Casabella. The Partnership Agreement limits the aggregate mortgage indebtedness which may be incurred in connection with the acquisition of Partnership properties to 80% of the purchase price of such properties.

The working capital reserves of the Partnership consist of cash and cash equivalents and short-term investments. These reserves provide the Partnership with the necessary liquidity to carry on its day-to-day operations and to make necessary contributions to Casabella. In 1997, the aggregate net decrease in working capital reserves was $191,790. This decrease resulted primarily from cash provided by the operations of $20,941, less distributions to the partners of $33,305, fixed asset purchases of $90,360, and $88,403 of principal payments on mortgage notes payable.

The Partnership's future ability to generate cash adequate to meet its needs is dependent primarily on the successful operations of Casabella. Such ability may also be dependent upon the future availability of bank borrowings, and upon the future sale of Casabella and the collection of any mortgage receivable which may result from such sale. These sources of liquidity will be used by the Partnership for payment of expenses related to real estate operations, debt service and professional and management fees and expenses. Net Cash From Operations and Net Proceeds, if any, as defined in the Partnership Agreement, will then be available for distribution to the Partners in accordance with
Section 10 of the Partnership Agreement. The General Partners believe that the current working capital reserves together with projected cash flows for 1997 are adequate to meet the Partnership's operating cash needs in the coming year. With regard to the existing first mortgage debt on the Partnership's property, the maturity of the note is July 15, 1998.

Property Status

Casabella

As of September 30, 1997, the property was 86% occupied, compared to 73% approximately one year ago. At September 30, 1997 and 1996, the average monthly rents collected for the various unit types were as follows:

       Unit Type                                           1997             1996
       ---------                                           ----             ----
One bedroom two bath w/den ...................              820           $  820
Two bedroom two bath .........................              940              940
Two bedroom two bath w/den ...................            1,160            1,160

Results of Operations

The Partnership's operating results for the three months ended September 30, 1997, consisted of interest earned on short-term investments, general and administrative expenses, amortization expense and its share of the income (loss) from Casabella Associates and Casabella. A summary of these operating results appears below:

                                                                    Casabella        Partnership   Consolidated
                                                   Casabella       Associates           Level            Totals
         Revenue                                    $346,078           $1,713          $2,207          $349,998

         Expenses:
           General and administrative                                   1,456          13,194            14,650
           Operations                                191,496                                            191,496
           Depreciation and amortization              63,383                                             63,383
           Interest                                  158,022                                            158,022
                                                 ------------  --------------- ---------------   ---------------
                                                     412,901            1,456          13,194           427,551
                                                 ------------  --------------- ---------------   ---------------

         Net loss before minority interest          (66,823)              257        (10,987)          (77,553)

         Minority Interests' share of
            net (income) loss                                          31,153                            31,153
                                                 ------------  --------------- ---------------   ---------------

         Net income (loss)                         ($66,823)          $31,410       ($10,987)         ($46,400)
                                                 ============  =============== ===============   ===============

The Partnership's operating results for the three months ended September 30, 1996, consisted of interest earned on short-term investments, general and administrative expenses, amortization expense and its share of the income (loss) from Casabella Associates and Casabella. A summary of these operating results appears below:

                                                                    Casabella       Partnership         Consolidated
                                                   Casabella       Associates             Level               Totals
         Revenue                                    $277,353           $6,263            $3,233             $286,849

         Expenses:
           General and administrative                                   1,092            21,056               22,148
           Operations                                145,224            1,017                                146,241
           Depreciation and amortization              65,389                                                  65,389
           Interest                                  158,141                                                 158,141
                                                 ------------  --------------- -----------------  -------------------
                                                     368,754            2,109            21,056              391,919
                                                 ------------  --------------- -----------------  -------------------

         Net loss before minority interest          (91,401)            4,154          (17,823)            (105,070)

         Minority Interests' share of
            net (income) loss                                        (15,671)                               (15,671)
                                                 ------------  --------------- -----------------  -------------------

         Net income (loss)                         ($91,401)        ($11,517)         ($17,823)           ($120,741)
                                                 ============  =============== =================  ===================

The Partnership's operating results for the nine months ended September 30, 1997, consisted of interest earned on short-term investments, general and administrative expenses, amortization expense and its share of the income (loss) from Casabella Associates and Casabella. A summary of these operating results appears below:


                                                                    Casabella     Partnership      Consolidated
                                                   Casabella       Associates           Level            Totals
         Revenue                                  $1,108,036           $7,333          $7,536        $1,122,905

         Expenses:
           General and administrative                                   5,441          50,105            55,546
           Operations                                543,168                                            543,168
           Depreciation and amortization             196,751                                            196,751
           Interest                                  471,083                                            471,083
                                                 ------------  --------------- ---------------   ---------------
                                                   1,211,002            5,441          50,105         1,266,548
                                                 ------------  --------------- ---------------   ---------------

         Net loss before minority interest         (102,966)            1,892        (42,569)         (143,643)

         Minority Interests' share of
            net (income) loss                                          47,302                            47,302
                                                 ------------  --------------- ---------------   ---------------

         Net income (loss)                        ($102,966)          $49,194       ($42,569)         ($96,341)
                                                 ============  =============== ===============   ===============

The Partnership's operating results for the nine months ended September 30, 1996, consisted of interest earned on short-term investments, general and administrative expenses, amortization expense and its share of the income (loss) from Casabella Associates and Casabella. A summary of these operating results appears below:

                                                                    Casabella       Partnership         Consolidated
                                                   Casabella       Associates             Level               Totals
         Revenue                                  $1,046,970          $23,747           $10,259           $1,080,976

         Expenses:
           General and administrative                    383            3,942           115,998              120,323
           Operations                                421,558            1,017             3,000              425,575
           Depreciation and amortization             196,167                                                 196,167
           Interest                                  476,265                                                 476,265
                                                 ------------  --------------- -----------------  -------------------
                                                   1,094,373            4,959           118,998            1,218,330
                                                 ------------  --------------- -----------------  -------------------

         Net loss before minority interest          (47,403)           18,788         (108,739)            (137,354)

         Minority Interests' share of
            net (income) loss                                          13,281                                 13,281
                                                 ------------  --------------- -----------------  -------------------

         Net income (loss)                         ($47,403)          $32,069        ($108,739)           ($124,073)
                                                 ============  =============== =================  ===================

Comparison of Operating Results for the Nine Months Ended September 30, 1997 and 1996:

Total revenue increased by $41,929 or 4%, primarily due to an increase of rental income as a result of higher occupancy levels. Operating expenses increased by $117,593 or 28% primarily due to one-time costs of preparing Casabella Apartments for disposition, including an increase of $67,727 in repairs and maintenance and an increase of $28,043 in advertising and promotion expense. General and administrative expenses decreased by $64,777 due in part to the one-time costs associated with the Evans Withycombe termination fee in 1996 and the related legal costs, as well as the re-stabilization of costs associated with the Partnership administrative, financial and investor services functions following the office relocation to Colorado Springs

Thus far in 1997, the Partnership has made the following cash distributions to its Partners:

                                      Total
         Limited Partners            $33,305
         General Partners               -
                                     $33,305

                           PART II - OTHER INFORMATION

                                -----------------


ITEM 1.  Legal Proceedings
          Response:  None

ITEM 2.  Changes in Securities
          Response:  None

ITEM 3.  Defaults Upon Senior Securities
          Response:  None

ITEM 4.  Submission of Matters to a Vote of Security Holders
          Response:  None

ITEM 5.  Other Information

ITEM 6.  Exhibits and Reports on Form 8-K
          Response:  None



                                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


          DEVELOPMENT PARTNERS III
          (A Massachusetts Limited Partnership)

          By: GP L'Auberge Communities, L.P., A California Limited Partnership, General Partner

            By:  L'Auberge Communities, Inc., its General Partner

               By:  ____/s/ Stephen B. Boyle________________
                    Stephen B. Boyle, President





Date:  November 12, 1997

                            DEVELOPMENT PARTNERS III
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)

         THIS CONSENT is solicited by and on behalf of the Partnership. The General Partners recommend a vote "FOR" the Proposal. A vote "FOR" the Proposal also will constitute your consent to all actions necessary to consummate all transactions with respect to the Proposal contemplated by the Consent Solicitation.

         THIS CONSENT WILL BE RECORDED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW. IF NO INSTRUCTIONS ARE INDICATED, BY YOUR SIGNATURE BELOW YOU WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL AS RECOMMENDED BY THE GENERAL PARTNERS.

                        PLEASE MARK THE APPROPRIATE BOX:

         With the General Partners' recommendation to dissolve the Partnership and settle and close the Partnership's business and dispose of and convey the Partnership's property as soon as practicable, consistent with obtaining reasonable value for the properties, I vote:

                  [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

         The undersigned acknowledges receipt of the Consent Solicitation dated March 18, 1998 pertaining to the Proposal.


Dated: _______________________          ________________________________________
                                                        Signature

                                        ________________________________________
                                               Signature (if held jointly)

                                        ________________________________________
                                                         Title

Please sign exactly as name appears hereon. When Units are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE TO: GP L'Auberge Communities, L.P., c/o Gemisys, 7103 South Revere Parkway, Englewood, Colorado 80112. If you have any questions, please call THE L'AUBERGE INVESTOR SERVICES LINE at (800) 262-7778.